UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 24, 2011

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2011, Hormel Foods Corporation (the Company) issued a press release announcing the election of the following three new members to its Board of Directors, effective September 24, 2011.  These members were nominated to fill the seats created by the retirements of current Board members Ronald D. Pearson, Hugh C. Smith, M.D., and John G. Turner.  Mr. Pearson will retire effective September 30, 2011, and Dr. Smith and Mr. Turner will retire effective November 21, 2011.

Glenn S. Forbes, M.D., age 63, is the Medical Director for initiatives in diversified business activities for medical imaging services at Mayo Clinic in Rochester, Minnesota.  Stephen M. Lacy, age 57, is Chairman of the Board, President, and Chief Executive Officer of Meredith Corporation, headquartered in Des Moines, Iowa.  Michael J. Mendes, age 48, is Chairman of the Board, President, and Chief Executive Officer of Diamond Foods, Inc., headquartered in San Francisco, California.

Dr. Forbes will join the Governance Committee, Mr. Lacy will join the Audit Committee, and Mr. Mendes will join the Audit Committee and the Compensation Committee.

None of the elected members are party to any transaction with the Company or any subsidiary of the Company, and the Company has not entered into any material contracts or arrangements in connection with their elections to the Board of Directors. All elected members will participate in the Hormel Foods Corporation 2009 Long-Term Incentive Plan.

The press release announcing these elections and retirements is attached hereto as Exhibit 99.1.

Section 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits pursuant to Item 5.02

99.1	Press release, dated September 27, 2011, announcing the addition of three new members to the Company’s Board of Directors, and the retirement of three current members

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: September 27, 2011	By	/s/ J. H. FERAGEN
J. H. FERAGEN
Executive Vice President
and Chief Financial Officer

Dated: September 27, 2011	By	/s/ J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller